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                                                                   July 19, 1999

Firstar Bank of Minnesota, N.A.
101 East 5th Street
Corporate Trust, 12th Floor
St. Paul, Minnesota 55101-1860

Attention: Angela M. Weidell-LaBathe

Rockcrest Securities L.L.C.
3811 Turtle Creek Boulevard
Suite 520
Dallas, Texas 75219

Attention: Mr. James S. Harris

    Re: Amendment to Escrow Agreement

Ladies and Gentlemen:

    Reference is made to that certain Escrow Agreement (the "Escrow Agreement"), dated as of May 26, 1999 by and among bright-technologies.com, inc. (the "Company", "us", or "we"), Rockcrest Securities L.L.C. (the "Underwriter") and Firstar Bank of Minnesota (the "Escrow Agent"), pursuant to which the Escrow Agent agreed to hold and disburse on the terms and conditions set forth therein, the proceeds of the Company's offering of Securities. Capitalized terms used herein and not defined are defined as set forth in the Escrow Agreement.

    Please be advised that the Company and the Underwriters have amended the Underwriting Agreement, and that the Company intends to file an amendment to its Registration Statement pertaining to the Offering, in order to increase: (i) the price per share from $5.00 to $5.25; (ii) the Minimum Amount from $5,000,000 to $5,250,000; and (iii) the maximum offering proceeds from $9,000,000 to $9,450,000. We are requesting, by your execution of the acknowledgement below, that you agree to amend the Escrow Agreement consistent with these increased amounts.

    By your execution of the acknowledgement to this letter you hereby agree that:

    1) Each reference in the recitals to the Escrow Agreement and in Section 3 of the Escrow Agreement to $5,000,000 shall be amended to be $5,250,000 and the "Minimum Amount" wherever referred to in the Escrow Agreement shall mean $5,250,000;

    2) The price per share referred to in the recitals to the Escrow Agreement as $5.00 shall be amended to read $5.25;

    3) The reference to $9,000,000 in the recitals to the Escrow Agreement shall be amended to read $9,450,000; and

    4)  The sentence preceding the final sentence of the first paragraph of
Section 3 of the Escrow Agreement shall be amended to read in its entirety: "On the Initial Closing Date, the Escrow Agent shall release $4,697,500 of the funds to the Company and $577,500 of the funds to the Underwriter."
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    In all other respects the Escrow Agreement shall remain unchanged and in full force and effect. If you agree to the foregoing amendments, please execute your acknowledgement below.

                                          Very truly yours,
                                          bright-technologies.com, inc.
                                          By: _____/S/ JOSEPH C. PASSALAQUA_____
                                                    Joseph C. Passalaqua

                                                   Chief Executive Officer

Acknowledged:
Firstar Bank of Minnesota, N.A.
By: ___/S/ ANGELA M. WEIDELL-LABATHE__
        Angela M. Weidell-LaBathe

        Assistant Vice President

Rockcrest Securities L.L.C.
By: __________________________________
             James S. Harris

                President